As filed with the Securities and Exchange Commission on March 16, 2023

Registration No. 333-270288

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-5055422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Woodfin Street

Asheville, North Carolina 28801

(828) 259-3939

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tony J. VunCannon

Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

HomeTrust Bancshares, Inc.

10 Woodfin Street

Asheville, North Carolina 28801

(828) 259-3939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

Martin L. Meyrowitz, P.C.

Craig M. Scheer, P.C.

Silver, Freedman, Taff & Tiernan LLP

3299 K Street, N.W., Suite 100

Washington, D.C. 20007

(202) 295-4500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated March 16, 2023

PROSPECTUS

1,374,646 Shares of Common Stock

This prospectus relates to the offer and sale by the selling securityholders identified in this prospectus, and any of their permitted assignees or transferees, of up to 1,374,646 shares of our common stock. The selling securityholders acquired these shares in connection with our acquisition of Quantum Capital Corp. (“Quantum”) on February 12, 2023, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), by and between us and Quantum. We are registering the offer and sale of the shares covered by this prospectus to satisfy registration rights we have granted under the Merger Agreement. We will not receive any of the proceeds from the sale of the shares by the selling securityholders.

An investment in the shares offered by this prospectus involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page 3 of this prospectus, as well as the risk factors and other information contained in the documents we incorporate by reference into this prospectus, before investing in any of the shares offered by this prospectus. See “Information Incorporated by Reference.”

The selling securityholders may offer the shares from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise or at negotiated prices. If the shares offered by this prospectus are sold through underwriters, broker-dealers or agents, the selling securityholders (or the purchasers of the shares as negotiated with the selling securityholders) will be responsible for underwriting discounts, commissions or agent commissions, if any. The registration of the shares does not necessarily mean that any of the shares will be sold by the selling securityholders. The timing and amount of any sale is within each selling securityholder’s sole discretion, subject to certain restrictions. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Select Market under the symbol HTBI. The closing price per share of our common stock on March 15, 2023 was $25.08.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is ______ __, 2023.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this process, the selling securityholders may from time to time sell or otherwise dispose of the shares described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, our shares only in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of the shares.

All references in this prospectus to “we,” “us,” “our” or similar references mean HomeTrust Bancshares, Inc. and its consolidated subsidiaries and all references in this prospectus to “HomeTrust Bancshares” mean HomeTrust Bancshares, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to the “Bank” in this prospectus, we mean our wholly owned subsidiary, HomeTrust Bank, which is a North Carolina state-chartered bank.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated herein by reference are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions and are generally identified by use of the words "believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions, and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by such forward-looking statements.

Factors that could result in material differentiation include, but are not limited to:

•	the remaining effects of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and remaining duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels, labor shortages and market liquidity, both nationally and in our market areas;

•	expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities, including our recently completed acquisition of Quantum, might not be realized to the extent anticipated, within the anticipated time frames, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for credit losses and provision for credit losses that may be impacted by deterioration in the housing and commercial real estate markets;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources and the effects of inflation or a potential recession;

•	uncertainty regarding the limited future of the London Interbank Offered Rate (commonly known as LIBOR), and the expected transition toward new interest rate benchmarks;

•	fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas;

•	decreases in the secondary market for the sale of loans that we originate;

•	results of examinations of us by the Board of Governors of the Federal Reserve Reserve System (the “Federal Reserve”), the North Carolina Office of the Commissioner of Banks (the “NCCOB”), or by other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business including the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in laws or regulations, changes in regulatory policies and principles or the application or interpretation of laws and regulations by regulatory agencies and tax authorities, including changes in deferred tax asset and liability activity, or the interpretation of regulatory capital or other rules, including as a result of Basel III;

•	our ability to attract and retain deposits;

•	management’s assumptions in determining the adequacy of the allowance for credit losses;

•	our ability to control operating costs and expenses, especially costs associated with our operation as a public company;

•	the use of estimates in determining fair value of certain assets, which estimates may prove to be incorrect and result in significant declines in valuation;

•	difficulties in reducing risks associated with the loans on our balance sheet;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;

•	disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions;

•	our ability to retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	adverse changes in the securities markets;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting principles, policies or guidelines and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services including the Coronavirus Aid, Relief, and Economic Security Act; and

•	other risks detailed from time to time in our filings with the SEC, including this prospectus.

Any forward-looking statements are based upon our management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that is important to you in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference into this prospectus, before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.

HomeTrust Bancshares, Inc.

HomeTrust Bancshares is a bank holding company and financial holding company regulated by the Federal Reserve and the parent company of HomeTrust Bank, a North Carolina state-chartered bank primarily regulated by the NCCOB and the Federal Reserve. Our principal business consists of attracting deposits from the general public and investing those funds, along with borrowed funds, in commercial real estate loans, construction and development loans, commercial and industrial loans, equipment finance leases, municipal leases, loans secured by first and second mortgages on one-to-four family residences including home equity loans, and other consumer loans. We also originate one-to-four family loans, Small Business Administration loans, and home equity lines of credit to sell to third parties. In addition, we invest in debt securities issued by United States Government agencies and government-sponsored enterprises, corporate bonds, commercial paper, and certificates of deposit in other banks. We offer a variety of deposit accounts for individuals, businesses, and nonprofit organizations.

We are headquartered in Asheville, North Carolina, and the Bank has more than 30 locations across five states, including North Carolina, South Carolina, Georgia, Tennessee, and Virginia, as well as online/mobile channels. As of December 31, 2022, we had total assets of $3.6 billion, total deposits of $3.0 billion and stockholders’ equity of $410.2 million. As discussed below, effective February 12, 2023, we completed our acquisition of Quantum, which was the parent company of Quantum National Bank. As of December 31, 2022, Quantum National Bank had total assets of $663.6 million, total deposits of $591.5 million and equity capital of $69.2 million.

Recent Acquisition

Effective February 12, 2023, we completed our merger with Quantum. Quantum was merged with and into HomeTrust Bancshares, with HomeTrust Bancshares as the surviving corporation (the “Merger”), and Quantum National Bank was merged with and into HomeTrust Bank, with HomeTrust Bank as the surviving bank. Upon completion of the Merger, each share of Quantum common stock outstanding immediately prior to the Merger converted into the right to receive $57.54 in cash and 2.3942 shares of HomeTrust Bancshares common stock, with cash paid in lieu of fractional HomeTrust Bancshares shares.

In connection with the Merger, we paid approximately $33.0 million in cash and issued 1,374,646 shares of our common stock to the shareholders of Quantum. The stock issuance was completed as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We are required under the Merger Agreement to register for resale under the Securities Act the shares of common stock we issued in connection with the Merger.

Additional Information

Our principal executive offices are located at 10 Woodfin Street, Asheville, North Carolina 28801. Our telephone number is (828) 259-3939.

Additional information about us is contained in the reports we file with the SEC. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

The Offering

Securities offered by the Selling Securityholders:	The 1,374,646 shares of our common stock issued in connection with the Merger.

Use of Proceeds:	We will not receive any proceeds from the sale of shares covered by this prospectus.

NASDAQ Symbol:	Our common stock is listed on the NASDAQ Global Select Market under the symbol HTBI.

RISK FACTORS

An investment in our common stock is subject to certain risks. The risk factors set forth below and the risk factors incorporated herein by reference are not the only risks that may affect us but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. The value or market price of our common stock could decline due to any of these identified or other risks, and you could lose all or part of your investment. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and other filings with the SEC incorporated by reference into this prospectus, before making an investment decision. See “Information Incorporated by Reference.”

Risks Relating to Our Business and Operating Environment

We may fail to realize all of the anticipated benefits of our acquisition of Quantum.

The success of our acquisition of Quantum will depend on, among other things, our ability to realize anticipated cost savings and to combine the businesses of the companies in a manner that does not materially disrupt the existing customer relationships of the companies or result in decreased revenues from customers. If we are unable to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully, if at all, or may take longer to realize than expected.

Prior to the completion of the acquisition, we and Quantum operated independently of one another. The integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the companies will also divert management attention and resources. These integration matters could adversely affect us.

If we fail to successfully integrate Quantum into our internal control over financial reporting or if Quantum’s internal controls are found to be ineffective, the integrity of our financial reporting could be compromised.

As a private company, Quantum was not subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to internal control over financial reporting, and for a period of time after the consummation of the Merger, the management evaluation and auditor attestation regarding the effectiveness of our internal control over financial reporting may exclude the operations of Quantum. The integration of Quantum into our internal control over financial reporting will require significant time and resources from our management and other personnel and will increase our compliance costs. If we fail to successfully integrate the operations of Quantum into our internal control over financial reporting, our internal control over financial reporting might not be effective. Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our ability to accurately report our financial results, the market’s perception of our business and our stock price. In addition, if Quantum’s internal controls are found to be ineffective, the integrity of Quantum’s past financial statements could be adversely impacted.

Risks Relating to Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock when you want or at prices you find attractive.

We cannot predict how our common stock will trade in the future. The market value of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described or incorporated by reference in this “Risk Factors” section:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	fluctuations in the stock prices and operating results of our competitors;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;

•	developments related to investigations, proceedings or litigation;

•	regulatory developments; and

•	other developments in the financial services industry.

The market value of our common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market value of our common stock.

There may be future sales of additional common stock or other dilution of our stockholders’ equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market value of our common stock could decline as a result of sales by us of a large number of shares of common stock or similar securities in the market or the perception that such sales could occur.

We may issue debt and equity securities that are senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may increase our capital resources by entering into debt or debt-like financing or issuing debt or equity securities, which could include issuances of senior notes, subordinated notes or preferred stock. In the event of the liquidation of HomeTrust Bancshares, its lenders and holders of its debt or preferred securities would receive a distribution of HomeTrust Bancshares’ available assets before distributions to the holders of our common stock. Our decision to incur debt and issue other securities in future offerings will depend on market conditions and other factors beyond our control. We cannot predict or estimate the amount, timing or nature of our future offerings and debt financings. Future offerings could reduce the value of our common stock and dilute the interests of our stockholders.

Regulatory restrictions may limit or prevent us from paying dividends on and repurchasing our common stock.

HomeTrust Bancshares is an entity separate and distinct from its subsidiary bank, HomeTrust Bank, and derives substantially all of its revenue in the form of dividends from HomeTrust Bank. Accordingly, HomeTrust Bancshares is and will be dependent upon dividends from HomeTrust Bank to pay the principal of and interest on its indebtedness, to satisfy its other cash needs and to pay dividends on its common and, if issued, preferred stock. HomeTrust Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. In the event HomeTrust Bank is unable to pay dividends to HomeTrust Bancshares, HomeTrust Bancshares may not be able to pay dividends on its common or, if issued, preferred stock. Also, HomeTrust Bancshares’ right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of our charter and bylaws, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of us without the consent of our board of directors. These provisions include restrictions on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations for service on the board of directors. See “Description of Capital Stock–Anti-takeover Effects of the Company’s Organizational Documents and Applicable Law.”

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling securityholders. We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

We are currently authorized to issue 70,000,000 shares of capital stock, consisting of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock.

As of March 2, 2023, there were 17,369,037 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

Each share of common stock has the same relative rights and is identical in all respects with every other share of common stock. Common stockholders do not have the right to vote cumulatively in the election of directors. Subject to any rights and preferences of any series of preferred stock, holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of HomeTrust Bancshares, common stockholders will be entitled to their proportionate share of any assets remaining after payment of liabilities and any amounts due to any holders of preferred stock. Common stockholders have no preemptive rights and no right to convert or exchange their shares of common stock into any other securities.

Preferred Stock

Our board of directors is authorized, generally without stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock (of which no shares are currently outstanding) in one or more series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions of that series. Our board of directors may, generally without stockholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of common stockholders. Any preferred shares issued would also rank senior to our common stock as to rights upon liquidation, winding-up or dissolution. The issuance of convertible preferred shares could have the effect of delaying, deferring or preventing a change in control of our company. We have no present plans to issue any preferred shares.

Anti-Takeover Effects of the Company’s Organizational Documents and Applicable Law

Certain provisions of our charter and bylaws and Maryland and federal law may have the effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, sale or transfer of substantially all assets, or liquidation. These provisions may have the effect of discouraging a future transaction that individual stockholders may believe is in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market price. As a result, if you want to participate in such a transaction, you might not have an opportunity to do so.

Authorized Shares. Our charter authorizes the issuance of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock.  These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options.  However, these additional authorized shares may also be used by the board of directors, consistent with its fiduciary duties, to deter future attempts to gain control of us.  The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rights and liquidation preferences.  As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Voting Limitation.  Our charter generally provides that any person who beneficially owns in excess of 10% of the outstanding shares of our common stock may not vote the excess shares. This provision limits the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by a supermajority vote of stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. A corporation may opt-out of the control share statute through a provision in its charter or bylaws, which we have done pursuant to our bylaws.  Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock.

Board of Directors.  Except with respect to any directors who may be elected by any series of preferred stock, our board of directors is divided into three classes, each of which contains approximately one-third of the members of the board.  The members of each class generally are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year.  The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Our bylaws provide that we will have the number of directors as may be fixed from time to time by our board of directors.  Our bylaws also provide that vacancies on the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is duly elected and qualified.  Our charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in our charter as described above under “-Voting Limitation”), voting together as a single class.

Special Meetings of Stockholders.  Our bylaws provide that special meetings of stockholders may be called by the Chair of the board of directors, the Vice Chair/Lead Director, the Chief Executive Officer or the President or by the board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no board vacancies). In addition, our bylaws provide that a special meeting of stockholders shall be called by the Secretary of HomeTrust Bancshares on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without a Meeting.  Our bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of stockholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter. The bylaws also provide that, unless our charter requires otherwise, the holders of any class of our stock, other than common stock, that is entitled to vote generally in the election of directors may act by consent without a meeting if the consent is given in writing or by electronic transmission by the holders entitled to cast the minimum number of votes that would be necessary to approve the action at a meeting of stockholders.

Business Combinations with Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of HomeTrust Bancshares require, in addition to any vote required by law, the approval of (i) the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in our charter as described above under “-Voting Limitation”), voting together as a single class, unless either (a) a majority of the disinterested directors have approved the business combination or (b) certain fair price and procedure requirements are satisfied. An “interested stockholder” for purposes of this provision generally means a person who is a greater than 10% stockholder of HomeTrust Bancshares or who is an affiliate of HomeTrust Bancshares and at any time within the prior two years was a greater than 10% stockholder of HomeTrust Bancshares.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a provision in its charter. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. HomeTrust Bancshares has opted-out of the Maryland business combination statute through a provision in its charter.

Prevention of Greenmail.   Our charter generally prohibits us from acquiring any of our own equity securities from a beneficial owner of 5% or more of our voting stock unless: (i) the acquisition is approved by the holders of at least 80% of our voting stock not owned by the seller (after giving effect to the 10% voting limitation in our charter as described above under “-Voting Limitation”), voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of our common stock and is approved by a majority of our board of directors, including a majority of the disinterested directors.

Amendment of Charter and Bylaws.  Our charter may be amended in accordance with the Maryland General Corporation Law, which generally requires the approval of the board of directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, (after giving effect to the 10% voting limitation in our charter as described above under “-Voting Limitation”), voting together as a single class. These include provisions relating to: the ability of the board of directors to designate and set the terms of series of preferred stock; the voting limitations on greater than 10% stockholders; the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; the prevention of greenmail; indemnification of directors and officers; limitation on liability of directors and officers; and amendments to the charter and bylaws. Our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized for issuance.

Our bylaws may be amended either by our board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in our articles of incorporation as described above under “-Voting Limitation”), voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, we must receive written notice of the proposal no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the date of the annual meeting or the tenth day following the first to occur of the day on which notice of the date of the meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the meeting is first made.

Our bylaws also provide that we must receive written notice of any stockholder director nomination for a meeting of stockholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, we must receive notice of the nomination no later than the tenth day following the day on which notice of the date of the meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the meeting is first made, whichever occurs first.

Federal Law.  The Bank Holding Company Act of 1956, as amended, or BHCA, requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve before acquiring 5% or more of any class of our voting securities. Any entity that is a holder of 25% or more of any class of our voting securities, or a holder of a lesser percentage if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHCA. Under the Change in Bank Control Act of 1978, as amended, any person (or persons acting in concert), other than a bank holding company, is required to notify the Federal Reserve before acquiring 10% or more of any class of our voting securities.

SELLING SECURITYHOLDERS

When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below. The selling securityholders and their permitted assignees and transferees may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus.

The selling securityholders initially acquired the shares covered by this prospectus on February 12, 2023 upon completion of the Merger, as part of the consideration for the shares of Quantum common stock they held immediately prior to the Merger, as described under “Prospectus Summary—Recent Acquisition.” The selling securityholders may, at any time and from time to time, offer and sell pursuant to this prospectus any or all of the shares covered by this prospectus in any type of transaction as more fully described in “Plan of Distribution.”

Securities Covered by this Prospectus Held by Selling Securityholders

The following table sets forth a list of the selling securityholders and their ownership of shares to be offered pursuant to this prospectus. We do not know when or in what amounts the selling securityholders may offer such shares for sale. It is possible that the selling securityholders will not sell any or all of the shares offered under this prospectus. Because the selling securityholders may offer all, some or none of the shares pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the selling securityholders after completion of the offering. For purposes of the table below, we have assumed that the selling securityholders would sell all of the shares held by them and therefore would hold no shares following the offering and hold zero percentage of the shares following the offering.

The information set forth below is based on information provided by the selling securityholders.

Name of Selling Securityholder	Shares of common stock beneficially owned pre-offering	Maximum shares of common stock to be offered	Shares of common stock beneficially owned post-offering	Percentage of outstanding common stock beneficially owned post-offering
Infinity Trust(1)	1,153,312	1,153,312	--	--

Dr. Narasimhulu Neelagaru(2)	221,334	221,334	--	--

Total	1,374,646	1,374,646	--	--

(1)	Bryan Cohen and Dr. Suleka Neelagaru, as the members of IL Advisors, LLC, the trustee of Infinity Trust (the “Trust”), may be deemed to have control over the Trust. Within the past three years, prior to the Merger, Mr. Cohen and Dr. Suleka Neelagaru were directors of Quantum and Quantum National Bank, and Mr. Cohen was President of Quantum and Chief Executive Officer of Quantum National Bank. Since the Merger, Mr. Cohen has served as Georgia Market President of HomeTrust Bank. The grantor and initial protector of the Trust is Dr. Narasimhulu Neelagaru, who is the father of Dr. Suleka Neelagaru.
(2)	Within the past three years, prior to the Merger, Dr. Narasimhulu Neelagaru was Chairman of the Boards of Directors of Quantum and Quantum National Bank. As contemplated by the Merger Agreement, Dr. Narasimhulu Neelagaru is expected to be appointed as a director of HomeTrust Bancshares and HomeTrust Bank in June 2023.

PLAN OF DISTRIBUTION

We are registering the shares issued to the selling securityholders to permit the resale of such shares by the holders of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling securityholders. We will bear all fees and expenses incident to our obligation to register the shares.

The selling securityholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts, commissions or agent’s commissions. The shares may be sold on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions involving crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling shares covered by this prospectus to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal.

In connection with sales of the shares covered by this prospectus or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares short and if such short sales shall take place after the date of this prospectus, the selling securityholders may deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge our common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our shares made prior to the date of this prospectus.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Except as indicated otherwise under “Selling Securityholders,” each selling securityholder has informed us that it is not a registered broker-dealer or an affiliate of a broker-dealer. Upon being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

Under the securities laws of some states, the shares covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares covered by this prospectus may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares covered by this prospectus by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares covered by this prospectus to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the shares covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such.

Pursuant to the terms of the Merger Agreement, we will pay all fees and expenses incident to our obligation to register the shares covered by this prospectus; however, the selling securityholders will pay any selling expenses (including any broker’s fees or commissions) and any fees and expenses of their own counsel.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of HomeTrust Bancshares, Inc. as of June 30, 2022 and 2021, and for each of the years in the three-year period ended June 30, 2022, and the effectiveness of HomeTrust Bancshares, Inc.’s internal control over financial reporting as of June 30, 2022 have been audited by FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP), independent registered public accounting firm, as set forth in their report thereon, included in HomeTrust Bancshares Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report pertaining to such financial statements and the effectiveness of our internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended June 30, 2022

•	The portions of our definitive proxy statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2022	Filed on October 3, 2022

•	Quarterly Reports on Form 10-Q	For the quarterly periods ended September 30, 2022 and December 31, 2022

•	Current Reports on Form 8-K	Filed on July 25, 2022, July 28, 2022, August 24, 2022, October 19, 2022, November 15, 2022, January 31, 2023 and February 13, 2023

•	Registration Statement on Form 8-A (for the description of our common stock), and all amendments or reports filed for the purpose of updating such description	Filed on July 2, 2012

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the offering of securities by means of this prospectus is completed or terminated, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to: Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801, telephone number (828) 350-3049. Our SEC filings are also available to the public on our website, www.htb.com. See “Where You Can Find More Information.” The information on our website is not a part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the SEC’s website is www.sec.gov.

Such reports, proxy statements and other information concerning HomeTrust Bancshares can also be retrieved by accessing our website, www.htb.com, and clicking “Investor Relations” and then “SEC Filings.”

This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

1,374,646 Shares of Common Stock

PROSPECTUS

________ __, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$4,396
Legal fees and expenses	25,000
Accounting fees and expenses	11,000
Miscellaneous	5,000
Total	$45,396

Item 15. Indemnification of Directors and Officers.

Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his or her conduct was unlawful. The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant’s charter provides for indemnification of directors and officers to the maximum extent required or permitted by the Maryland General Corporation Law.

Under a directors’ and officers’ liability insurance policy, directors and officers of the Registrant are insured against certain liabilities.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.

Item 17. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)          The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Document

4.1	Charter of the Registrant (included as an exhibit to the Registrant’s Registration Statement on Form S-1 filed on December 29, 2011 (No. 333-178817) and incorporated herein by reference)

4.2	Bylaws of the Registrant (included as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (File No. 001-35593) and incorporated herein by reference)

5	Opinion of Silver, Freedman, Taff & Tiernan LLP*

23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (contained in Exhibit 5)*

23.2	Consent of FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)*

24	Power of Attorney (contained on signature page)*

99	Consent of Dr. Narasimhulu Neelagaru

107	Filing Fee Table*

* Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on March 16, 2023.

HOMETRUST BANCSHARES, INC.

By:	/s/ C. Hunter Westbrook
C. Hunter Westbrook
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ C. Hunter Westbrook	Date: March 16, 2023
C. Hunter Westbrook, President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Tony J. VunCannon	Date: March 16, 2023
Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
(Principal Financial and Accounting Officer)

By:	*	Date: March 16, 2023
Dana L. Stonestreet, Executive Chairman

By:	*	Date: March 16, 2023
Sidney A. Biesecker, Director

By:	*	Date: March 16, 2023
Robert E. James, Jr., Director

By:	*	Date: March 16, 2023
Laura C. Kendall, Director

By:	*	Date: March 16, 2023
Craig C. Koontz, Director

By:	*	Date: March 16, 2023
Rebekah M. Lowe, Director

By:	*	Date: March 16, 2023
F.K. McFarland, III, Director

By:	*	Date: March 16, 2023
John A. Switzer, Director

By:	*	Date: March 16, 2023
Richard T. Williams, Director

*By:	/s/ Tony J. VunCannon
Tony J. VunCannon, Attorney-in-Fact